FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 12, 1999


                     Friedman, Billings, Ramsey Group, Inc.
             (Exact name of Registrant as specified in its charter)

Virginia                 54-1837743                               001-13731
(State or other    (I.R.S. Employer incorporation or   (Commission File Number)
jurisdiction of      organization)
Identification No.)

                             1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)

                                 (703) 312-9500
              (Registrant's telephone number including area code)

Item 5. Other Events
On August 12, 1999, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing a strategic alliance with Fidelity Investments as more fully described in the attached press release filed herewith.

99.1 Press Release dated August 12, 1999.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chief Executive Officer


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Exhibit 1



For Immediate Release
Media Contact
For Friedman Billings Ramsey:  David Allan
(703) 469-1080
Media Contact
For Fidelity Investments: Corporate Communications
(617) 563-5800


            FIDELITY INVESTMENTS AND FRIEDMAN BILLINGS RAMSEY
                     ANNOUNCE STRATEGIC ALLIANCE
 Fidelity to Participate in Distribution of Securities Underwritten by FBR; FBR to Expand Range of Products Currently Available to Fidelity Customers;
         Alliance to Benefit Issuers in Broad Range of Industries


BOSTON, August 12, 1999 - Fidelity Investments, the nations second largest discount brokerage firm, and Friedman Billings Ramsey Group, Inc. (NYSE: FBR), one of the nation's largest underwriters of initial public offerings, today announced a strategic alliance in which Fidelity will participate in the distribution of securities underwritten by FBR.

   Under the alliance, FBR will invite Fidelity to participate as a selling group member in selected offerings underwritten by FBR. Initially, the two firms will focus their efforts on certain industry sectors which make up FBR's core research and underwriting capabilities and include technology, real estate, regional banks, thrifts, specialty finance companies, energy and healthcare.
In the future, both firms may explore potential business relationships in other business areas, including asset management, research and electronic trading of securities.
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    "We are pleased to enter this relationship with FBR, which will offer eligible Fidelity retail brokerage customers the opportunity to participate in a broad range of products across seven of FBR's areas of focus," said Robert Mazzarella, president, Fidelity Brokerage Services, Inc. "Our customers have great interest in access to IPOs and other specialized investment products, and our alliance with FBR is another example of Fidelity's leadership in working toward meeting their needs."
    "This strategic alliance allows us to distribute our proprietary content through Fidelity's established distribution channel in addition to our own fbr.com, and further enhances our ability to make IPOs accessible to a broad range of customers," said FBR Chairman and CEO Emanuel J. Friedman. "Fidelity is a long-time institutional client of FBR, and we're delighted they have decided to make our products available to their retail and online customers."
    Mr. Friedman continued, "For corporate finance clients, this alliance brings the power of fbr.com and the established distribution capabilities of Fidelity to these industries."
    Fidelity Brokerage Services has 2.79 million online retail brokerage accounts, with approximately $461 billion in assets. As of June, more than 49,000 of the 78,500 trades made each day by Fidelity brokerage customers were transacted online, and some 78 percent of all equity trades were made over the Internet.
    Fidelity Brokerage Services, Inc. offers its customers access to a full range of securities, IPOs and other public offerings; mutual funds; substantial commission savings; low margin

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rates; extensive independent research; a variety of cash management services and consolidated statement reporting.
    Fidelity Investments is the nation's largest mutual fund company and a leading provider of financial services. Fidelity offers investment management, retirement, brokerage and shareholder services directly to individuals and institutions, and through Fidelity intermediaries. The firm is also the No. 1 provider of 401(k) retirement savings plans, the second largest discount brokerage firm and the third largest provider of 403(b) plans for not-for-profit institutions. At June 30, 1999, Fidelity had total managed assets of $856.7 billion. For more information, including customer eligibility for public offerings at Fidelity, refer to www.fidelity.com.
    Friedman, Billings, Ramsey Group (NYSE:FBR), is an investment bank and asset manager and the parent company of fbr.com, an online investment bank and electronic brokerage. Headquartered in Northern Virginia, home to many of the world's leading online businesses, the Company has become a leading underwriter of Initial Public Offerings and provides analyst research on 430 companies. fbr.com, a division of FBR Investment Services, Inc., leverages the Company's strengths as an underwriter and asset manager by providing online investors with access to IPOs, online trading, research, and unique asset management products. For more information, please refer to www.fbr.com.
    Statements concerning future performance, earnings, developments, expenditures, negotiations or other events, concerning expectations for plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual events and results to differ materially from stated expectations.

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These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.

Securities Data Corporation ranked FBR #1 lead manager in first quarter of 1998. CommScan Equidesk ranked FBR #7 lead manager for the two-year period from 1/1/97 to 12/31/98.

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           Fidelity Brokerage Services, Inc. Member NYSE, SIPC

83494.001